   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1996

                                                      REGISTRATION NO. 333-13811
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             NATIONSBANK CORPORATION
             (Exact name of registrant as specified in its charter)

                      NORTH CAROLINA
     (State or other jurisdiction of incorporation or                                56-0906609
                       organization)                                    (I.R.S. Employer Identification No.)

  NATIONSBANK CORPORATE CENTER, CHARLOTTE, NORTH CAROLINA 28255 (704) 386-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                PAUL J. POLKING
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                          NATIONSBANK CORPORATE CENTER
                        CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

                   BOYD C. CAMPBELL, JR.                                         JAMES R. TANENBAUM
            SMITH HELMS MULLISS & MOORE, L.L.P.                               STROOCK & STROOCK & LAVAN
                  214 NORTH CHURCH STREET                                       SEVEN HANOVER SQUARE
              CHARLOTTE, NORTH CAROLINA 28202                                 NEW YORK, NEW YORK 10004

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTES
     This Registration Statement contains two forms of Prospectus of NationsBank Corporation ("NationsBank"): one (the "Debt Prospectus") to be used in connection with the offering and sale of Debt Securities, including any Preferred Stock, Depositary Shares, Common Stock or Debt Securities into which the Debt Securities may be convertible, and one (the "Equity Prospectus") to be used in connection with the offering and sale of Preferred Stock, Depositary Shares or Common Stock, including any such shares into which the Preferred Stock or Depositary Shares may be convertible. Each offering made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby being set forth in an accompanying Prospectus Supplement.
     The Debt Prospectus also includes a form of a market maker prospectus intended for use by NationsBanc Capital Markets, Inc. ("NCMI"), a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales related to secondary market transactions in the Debt Securities. The Debt Prospectus follows immediately after this page of Explanatory Notes. Following such Debt Prospectus are the alternate cover page, pages 6 through 17 and the back cover page of the market maker Debt Prospectus. All other pages of the Debt Prospectus are also to be used for the market maker Debt Prospectus.
     The Equity Prospectus also includes a form of a market maker prospectus intended for use by NCMI in connection with offers and sales related to secondary market transactions in the Preferred Stock, Depositary Shares or Common Stock. The Equity Prospectus follows immediately after the alternate pages of the Debt Prospectus. Following such Equity Prospectus are the alternate cover page, pages 6 through 13 and the back cover page of the market maker Equity Prospectus. All other pages of the Equity Prospectus are also to be used for the market maker Equity Prospectus.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996

                                                                          [DEBT]
PROSPECTUS
                         NATIONSBANK(Register Mark)
                                Debt Securities
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of Debt Securities (or the U.S. dollar equivalent thereof if any of the Debt Securities are denominated in a foreign currency or currency unit), which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock"). Any such Preferred Stock, Depositary Shares or Common Stock will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Debt Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Preferred Stock, Depositary Shares or Common Stock pursuant to such separate Prospectus or at the Corporation's discretion.
     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Corporation.
     The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit (such as the European Currency Unit), and the principal of (and premium, if any, on) or any interest on the Debt Securities may be payable in U.S. dollars or such foreign currency or currency unit. The specific terms of each series of Debt Securities offered pursuant to this Prospectus, including the specific designation, aggregate principal amount, currency or currency unit in which the principal and any premium or interest may be payable, authorized denominations, maturity, any premium, any interest rate (which may be fixed or variable), any interest payment dates, any optional or mandatory redemption terms, any sinking fund provisions, any subordination terms, any terms for conversion (in the event that such series is convertible at the option of the holder or NationsBank into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities), the form of such series, any securities exchange on which such Debt Securities may be listed, and any other terms of such series of Debt Securities will be set forth in the Prospectus Supplement relating to such series.
     The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Debt Securities, the public offering price or purchase price and any commissions or discounts will be set forth in the applicable Prospectus Supplement or a pricing supplement thereto. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement or pricing supplement.
     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
        CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE
              INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
                The date of this Prospectus is           , 1996.

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text is as follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:
          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 as filed March 29, 1996;
          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 as filed May 10, 1996, June 30, 1996 as filed August 14, 1996, and September 30, 1996 as filed November 13, 1996;

          (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July
     5, 1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September 20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

          (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, as modified by the Corporation's Current Report on Form 8-K filed on September 21, 1994.
     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JOHN
E. MACK, SENIOR VICE PRESIDENT AND TREASURER, NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CORPORATE TREASURY DIVISION, CHARLOTTE, NORTH CAROLINA 28255. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 386-5972.
                             AVAILABLE INFORMATION
     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.
                                       2

                            NATIONSBANK CORPORATION
GENERAL
     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.
OPERATIONS
     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, investment advisory services, including advising the Nations Fund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.

     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogota, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.
     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.
     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.
                                       3

SUPERVISION AND REGULATION
     GENERAL. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.
     Under the BHCA, the activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.
     The BHCA also requires bank holding companies to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).
     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such DE NOVO branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).
     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.
     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.
     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.
     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments.
                                       4

Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.
     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.
     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.
     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.
     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.
     DISTRIBUTIONS. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up
                                       5
to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Debt Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                      RATIOS OF EARNINGS TO FIXED CHARGES
     The following are the Corporation's consolidated ratios of earnings to fixed charges for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                     YEAR ENDED
                                                                         SEPTEMBER 30,                DECEMBER 31,
                                                                             1996         1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits......................................        1.8         1.7     1.9     2.3     2.4     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments.
                              PLAN OF DISTRIBUTION
     The Corporation may offer and sell the Debt Securities in one or more of the following ways: (i) through underwriters or dealers; (ii) through agents; or
(iii) directly by the Corporation to one or more purchasers. Such underwriters, dealers or agents may be affiliates of NationsBank. The Prospectus Supplement with respect to a particular offering of a series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents with whom NationsBank has entered
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into arrangements with respect to the sale of such Debt Securities, the public offering or purchase price of such Debt Securities and the proceeds to the Corporation from such sales, and any underwriting discounts, agency fees or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers and the securities exchange, if any, on which such Debt Securities may be listed.
     If underwriters are used in the offer and sale of Debt Securities, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, all of which underwriters in either case will be designated in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Debt Securities also may be offered and sold directly by the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offer or sale of the Debt Securities with respect to which this Prospectus is delivered will be named in, and any commissions payable by the Corporation to such agent will be set forth in or calculable from, the applicable Prospectus Supplement or a pricing supplement thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     If so indicated in the applicable Prospectus Supplement, the Corporation may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Debt Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Delayed Delivery Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Delayed Delivery Contract will be for an amount of Debt Securities not less than and, unless the Corporation otherwise agrees, the aggregate amount of Debt Securities sold pursuant to Delayed Delivery Contracts shall be not more than the respective minimum and maximum amounts stated in the Prospectus Supplement. Institutions with which Delayed Delivery Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions, but shall in all cases be subject to the approval of the Corporation in its sole discretion. The obligations of the purchaser under any Delayed Delivery Contract to pay for and take delivery of Debt Securities will not be subject to any conditions except that (i) the purchase of Debt Securities by such institution shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject; and (ii) any related sale of Debt Securities to underwriters shall have occurred. A commission set forth in the Prospectus Supplement will be paid to underwriters soliciting purchases of Debt Securities pursuant to Delayed Delivery Contracts accepted by the Corporation. The underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.
     Any series of Debt Securities offered and sold pursuant to this Prospectus and the applicable Prospectus Supplement will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Corporation for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.
     Any underwriter, dealer or agent participating in the distribution of any Debt Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"), of the Debt Securities so offered and sold, and any discounts or commissions received by them from NationsBank and any profit realized by them on the sale or resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the 1933 Act.
     Under agreements entered into with the Corporation, underwriters, dealers and agents may be entitled to indemnification by the Corporation against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.
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     The participation of an affiliate or subsidiary of NationsBank in the offer and sale of the Debt Securities will comply with the requirements of Section
2720 of the Conduct Rules of the National Association of Securities Dealers,
Inc. (the "NASD") regarding the participation in a distribution of securities by an affiliate. No NASD member participating in offers and sales of the Debt Securities will execute a transaction in the Debt Securities in a discretionary account without the prior written specific approval of the member's customer.
     This Prospectus and related Prospectus Supplements may also be used by direct or indirect wholly-owned subsidiaries of NationsBank in connection with offers and sales related to secondary market transactions in the Debt
Securities. Such subsidiaries may act as principal or agent in such transactions. Any such sales will be made at prices related to prevailing market prices at the time of sale.
     Underwriters, dealers and agents also may be customers of, engage in transactions with, or perform other services for the Corporation in the ordinary course of business.
                         DESCRIPTION OF DEBT SECURITIES
     THE FOLLOWING DESCRIPTION OF THE DEBT SECURITIES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE DEBT SECURITIES OFFERED BY ANY
PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE DEBT SECURITIES SO OFFERED WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH DEBT SECURITIES.
     Any Senior Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Senior Indenture") between the Corporation and First Trust of New York, National Association, as successor Trustee to BankAmerica National Trust Company (the "Senior Trustee"). Any Subordinated Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Subordinated Indenture") between the Corporation and The Bank of New York, Trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). Each of the Senior Indenture and the Subordinated Indenture (each, an "Indenture" and together, the "Indentures") is incorporated by reference in the Registration Statement of which this Prospectus forms a part.
     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to and qualified in their entirety by reference to the provisions of the applicable Indentures. Whenever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined items shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.
GENERAL
     The respective Indentures provide that there is no limitation on the amount of debt securities that may be issued thereunder from time to time. The amount of Debt Securities that may be offered and sold pursuant to this Prospectus, however, is limited to the aggregate initial offering price of the securities registered under the Registration Statement of which this Prospectus forms a part, subject to reduction as the result of the sale by the Corporation of other securities under the Registration Statement.
     The Debt Securities will be direct, unsecured obligations of the Corporation. The Senior Debt Securities of each series will rank equally with all unsecured senior debt of the Corporation. The Subordinated Debt Securities of each series will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined) of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Subordination."
     The Debt Securities will be issued in fully registered form without coupons. The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit. Unless otherwise set forth in the applicable Prospectus Supplement, any Debt Securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. If any of the Debt Securities are denominated in a foreign currency or currency unit, or if principal of (or premium, if any, on) or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information with respect to such
                                       8

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issue of Debt Securities and such foreign currency or currency unit, will be set forth in the Prospectus Supplement relating thereto.
     The Debt Securities may be issued in one or more series with the same or various maturities. Certain Debt Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Debt Securities may be deemed to be issued with original issue discount for United States Federal income tax purposes. The Prospectus
Supplement with respect to any series of Debt Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.
     The particular terms of each series of Debt Securities to be offered and sold will be described in the Prospectus Supplement relating to such Debt Securities, including: (1) the designation of the particular series; (2) the aggregate principal amount of such series that may be authenticated and delivered under the applicable Indenture; (3) the person to whom any interest on any Debt Security of the series shall be payable, if other than the person in whose name the Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest; (4) the date or dates on which the principal of the Debt Securities of such series is payable; (5) the rate or rates, and if applicable the method used to determine the rate, at which the Debt Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Debt Securities on any interest payment date; (6) the place or places at which, subject to the provisions of the applicable Indenture, the principal of (and premium, if any, on) and any interest on Debt Securities of such series shall be payable, any Debt Securities of the series may be surrendered for registration of transfer, and notices and demands to or upon the Corporation in respect of the Debt Securities of the series and the Indenture may be served; (7) the obligation, if any, of the Corporation to redeem or purchase Debt Securities of such series, at the option of the Corporation or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be so redeemed or purchased, in whole or in part; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities of such series shall be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof; (10) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Debt Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the applicable Indenture; (11) if the principal of (and premium, if any, on) or any interest on the Debt Securities of the series is to be payable, at the election of the Corporation or a holder thereof, in one or more currencies or currency units, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (12) if the amount of payments of principal of (and premium, if any, on) or any interest on the Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined; (13) whether the Debt Securities will be issued in book-entry only form; (14) the identification or method of selection of any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Debt Securities of such series; (15) if either or both of Section 14.02 (defeasance) or Section 14.03 (covenant defeasance) of the applicable Indenture do not apply to the Debt Securities of the series; (16) any provisions relating to the extension of maturity of, or the renewal of, Debt Securities of such series; and (17) any other terms of the Debt Securities of such series (which terms shall not be inconsistent with the provisions of the applicable Indenture).
     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Debt Securities may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank
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regulatory requirements and capital guidelines. See "NATIONSBANK
CORPORATION -- Supervision and Regulation."
     Neither the Senior Indenture nor the Subordinated Indenture contains provisions that would provide protection to holders of Debt Securities against a decline in credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or similar restructurings by the Corporation. If credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.
CONVERSION
     The Debt Securities of any series may be convertible, at the option of the holder or the Corporation, into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities if the Prospectus Supplement relating to such series of Debt Securities so provides. In such case, such Prospectus Supplement will set forth (i) the period(s) during which such conversion may be elected; (ii) the conversion price payable and the number of shares or amount of Preferred Stock, Depositary Shares, Common Stock or other Debt Securities purchaseable upon conversion, and adjustments thereto, if any, in certain events; (iii) the procedures for electing such conversion; and (iv) all other terms for such conversion (which terms shall not be inconsistent with the provisions of the applicable Indenture).
EXCHANGE, REGISTRATION AND TRANSFER
     At the option of the holder, subject to the terms of the applicable Indenture, Debt Securities of any series (other than Debt Securities issued in book-entry form) will be exchangeable for other Debt Securities of the same series and of an equal aggregate principal amount and tenor of any authorized denominations.
     Debt Securities of a series may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security
Registrar or at the office of any transfer agent of the Corporation designated and maintained for such purpose with respect to such Debt Securities pursuant to the terms of the applicable Indenture, as referred to in an applicable
Prospectus Supplement. Such transfer or exchange will be effected upon the Security Registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.
     The Corporation shall not be required to (i) issue, exchange or register the transfer of any Debt Security of any series to be redeemed for a period of
15 days next preceding any selection of such Debt Securities to be redeemed; or
(ii) exchange or register the transfer of any Debt Security so selected, called or being called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.
     For a discussion of restrictions on the exchange, registration and transfer of Global Securities (hereinafter defined), see "REGISTRATION AND SETTLEMENT." PAYMENT AND PAYING AGENTS
     Unless otherwise indicated in an applicable Prospectus Supplement, principal of (and premium, if any, on) and any interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents as the Corporation may designate from time to time pursuant to the applicable Indenture, except that, at the option of the Corporation, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any
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interest payment date generally will be made to the person in whose name such
Debt Security is registered at the close of business on the regular record date for such interest payment date. For a discussion of payment of principal and any premium or interest with respect to Global Securities, see "REGISTRATION AND SETTLEMENT."
     The Corporation initially has designated the principal corporate trust offices of the Senior Trustee and the Subordinated Trustee in the City of New York as the places where the Senior Debt Securities and Subordinated Debt Securities, respectively, may be presented for payment. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Any other paying agents designated by the Corporation for the Debt Securities of each series will be named in an applicable Prospectus Supplement. SUBORDINATION
     The Subordinated Debt Securities are subordinate and subject, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. "Senior Indebtedness" is defined by the Subordinated Indenture as any indebtedness for money borrowed (including all indebtedness of the Corporation for borrowed and purchased money of the Corporation, all obligations of the Corporation arising from off-balance sheet guarantees by the Corporation and direct credit substitutes, and obligations of the Corporation associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Subordinated Indenture, or is thereafter created, incurred or assumed, for the payment of which the Corporation is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Debt Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Corporation. The Prospectus Supplement relating to each series of Subordinated Debt Securities will set forth the aggregate amount of then outstanding Senior Indebtedness of the Corporation and any limitation on the issuance of additional Senior Indebtedness.
     No payment on account of principal of (and premium, if any, on) or any interest on the Subordinated Debt Securities shall be made, and no Subordinated Debt Securities shall be purchased, either directly or indirectly, by the Corporation or any of its subsidiaries, if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and the Corporation and the Subordinated Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Subordinated Trustee shall have received written notice thereof from the Corporation.
     In the event that any Subordinated Debt Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to the Subordinated Indenture, or upon any payment or distribution of assets of the Corporation of any kind or character to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Corporation, all principal of (and premium, if any, on) and any interest due or to become due upon all Senior Indebtedness shall first be paid in full before the holders of the Subordinated Debt Securities (the "Subordinated Debt Holders"), or the Subordinated Trustee, shall be entitled to retain any assets (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the
Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), so paid or distributed in respect of the Subordinated Debt Securities (for principal or interest, if any). Upon such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Subordinated Debt Holders or the Subordinated Trustee would be entitled, except for the subordination provisions of the Subordinated Indenture, shall be paid
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by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Subordinated Debt Holders or the Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Subordinated Debt Holders or to the Subordinated Trustee.
     Subject to the payment in full of all Senior Indebtedness, the Subordinated Debt Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation which, by its express terms, ranks on a parity with the Subordinated Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.
SALE OR ISSUANCE OF CAPITAL STOCK OF BANKS
     The Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions: (a) sales of directors' qualifying shares; (b) sales or other dispositions for fair market value, if, after giving effect to such disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Corporation would own directly or indirectly not less than 80% of each class of the capital stock of such Principal Subsidiary Bank (or any successor corporation thereto); (c) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; (d) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, shares of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional shares; (e) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional securities convertible into shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, securities of the same class and (ii) immediately after such sale the Corporation owns, directly or indirectly, at least as great a percentage of each class of such securities convertible into shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional securities; (f) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional options, warrants or rights to subscribe for or purchase shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, options, warrants or rights, as the case may be, of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of such options, warrants or rights, as the case may be, to subscribe for or purchase shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional options, warrants or rights; or (g) any issuance of shares of capital stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Corporation or a wholly owned subsidiary of the Corporation.
     A Principal Subsidiary Bank is defined in the Senior Indenture as any Bank (other than NationsBank of Delaware, National Association) with total assets equal to more than 10% of the Corporation's total consolidated assets.
WAIVER OF COVENANTS
     Under the terms of either Indenture, compliance with certain covenants or conditions of such Indenture may be waived by the holders of a majority in principal amount of the Debt Securities of all series to be affected thereby and at the time outstanding under that Indenture (including, in the case of holders of Senior Debt Securities, the covenant described above).
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MODIFICATION OF THE INDENTURES
     Each Indenture contains provisions permitting the Corporation and the applicable Trustee to modify such Indenture or the rights of the holders of Debt Securities thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under that Indenture and to be affected thereby (voting as one class), except that no such modification shall (a) extend the fixed maturity of, reduce the principal amount or redemption premium, if any, of, or reduce the rate of or extend the time of payment of interest on, any Debt Security without the consent of the holder of each security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under that Indenture. Each Indenture also provides that the Corporation and the respective Trustee may, from time to time, execute supplemental indentures in certain limited circumstances without the consent of any holders of outstanding Debt Securities.
     Each Indenture provides that in determining whether the holders of the requisite principal amount of the Debt Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder,
(i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable at such time upon an event of default, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent on the date of original issuance of such
Debt Security.
MEETINGS AND ACTION BY SECURITYHOLDERS
     Each Indenture contains provisions for convening meetings of the holders of Debt Securities for certain purposes. A meeting may be called at any time by the Trustee in its discretion and shall be called by the Trustee upon request by the Corporation or the holders of at least 10% in aggregate principal amount of the Debt Securities outstanding of such series, in any case upon notice given in accordance with "Notices" below. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture, or such other action taken in accordance with the terms of the applicable Indenture, will be binding on all holders of Debt Securities of that series.
DEFAULTS AND RIGHTS OF ACCELERATION
     An Event of Default is defined in the Subordinated Indenture generally as bankruptcy of the Corporation under Federal bankruptcy laws. An Event of Default is defined in the Senior Indenture generally as (i) the Corporation's failure to pay principal (or premium, if any) when due on any securities of a series; (ii) the Corporation's failure to pay interest on any securities of a series, within 30 days after the same becomes due; (iii) the Corporation's breach of any of its other covenants contained in the Senior Debt Securities or the Senior Indenture, which breach is not cured within 90 days after written notice to the Corporation by the Senior Trustee, or to the Corporation and the Senior Trustee by the holders of at least 25% in principal amount of all Senior Debt Securities then outstanding under the Senior Indenture and affected thereby; and (iv) certain events involving the bankruptcy, insolvency or liquidation of the Corporation.
     Each Indenture provides that if an Event of Default under the respective Indenture occurs and is continuing, either the respective Trustee or the holders of 25% in principal amount (or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amounts as may be described in an applicable Prospectus Supplement) of the Debt Securities then outstanding under that Indenture (or, with respect to an Event of Default under the Senior Indenture due to a default in the payment of principal (or premium, if any) or interest or performance of any other covenant, the outstanding Debt Securities of all series affected by such default) may declare the principal amount of all of such Debt Securities to be due and payable immediately. Payment of principal of the Subordinated Debt Securities may not be accelerated in the case of a default in the payment of principal (or premium, if any) or interest or the performance of any other covenant of the Corporation. Upon certain conditions a declaration of an Event of Default may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Debt Securities then outstanding (or of such series affected, as the case may be).
                                       13

COLLECTION OF INDEBTEDNESS, ETC.
     Each Indenture also provides that in the event of a failure by the Corporation to make payment of principal of (and premium, if any, on) or any interest on the Debt Securities (and, in the case of payment of interest, such failure to pay shall have continued for 30 days) and upon the demand of the respective Trustee, the Corporation will pay to such Trustee, for the benefit of the holders of the Debt Securities, the amount then due and payable on the Debt Securities for principal and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities. Each Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the respective Trustee may, among other things, institute a judicial proceeding for the collection thereof. However, each Indenture provides that notwithstanding any other provision of the Indenture, the holder of any Debt Security shall have the right to institute suit for the enforcement of any payment of principal of (and premium, if any, on) and any interest on such Debt Security on the respective stated maturities expressed in such Debt Security and that such right shall not be impaired without the consent of such holder.
     The holders of a majority in principal amount of the Debt Securities then outstanding under an Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under that Indenture, provided that the holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. Each Indenture requires the annual filing by the Corporation with the respective Trustee of a certificate as to the absence of default and as to compliance with the terms of that Indenture.
NOTICES
     Except as otherwise provided in the applicable Indenture, notices to holders of Debt Securities will be given by first-class mail to the addresses of such holders as they appear in the Security Register.
CONCERNING THE TRUSTEES
     The Corporation and the Banks have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and First Trust of New York, National Association, and their affiliated entities in the ordinary course of business. Each of the Trustees also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.
                          REGISTRATION AND SETTLEMENT
DTC
     If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series may be issued in book-entry form represented by one or more global Debt Securities in registered form (each, a "Global Security"). Unless otherwise specified in such Prospectus Supplement, each such Global Security will be held through The Depository Trust Company ("DTC"), as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. is expected to be the holder of record of the Debt Securities.
     Under the book-entry system of DTC, purchases of Debt Securities of a series represented by a Global Security must be made by or through persons that have accounts with DTC ("DTC Participants") or persons that may hold interests through DTC Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of DTC Participants. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities (or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation). The ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Indirect Participants) and Indirect Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.
                                       14

     So long as DTC or its nominee is the registered holder of a Global Security, DTC or its nominee, as applicable, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, in order to exercise any rights of a holder of the Debt Securities under the applicable Indenture, each person owning a beneficial interest in the Global Security representing such Debt Securities must rely on the procedures of DTC or, if such person is not a DTC Participant, on the procedures of the DTC Participant and, if applicable, the Indirect Participant, through which such person owns its interest.
     So long as DTC or its nominee is the registered holder of a Global Security, Debt Securities of the series represented by such Global Security will trade in DTC's Same Day Fund Settlement System, and secondary market trading activity in such Debt Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in such Debt Securities.
     Except as otherwise provided herein, DTC or its nominee, as applicable, as the registered holder of a Global Security shall be the only person entitled to receive payments from the Corporation with respect to Debt Securities of the series represented by such Global Security. Accordingly, payments of principal of (and premium, if any, on) and any interest on individual Debt Securities of the series represented by such a Global Security will be made by the Corporation only to DTC or its nominee, as applicable. DTC has advised the Corporation that it is DTC's practice to credit DTC Participants' accounts on the payment date in accordance with their respective holdings with respect to a Global Security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by DTC Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such DTC Participant and not of DTC, the Corporation or any underwriter or agent for the Debt Securities of the series represented by such Global Security, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as applicable, as the registered holder of such Global Security, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest in such Global Security must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the Trustee for the Debt Securities of the series represented by such Global Security, any paying agent or authenticating agent for such Debt Securities nor the Security Registrar or transfer agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security representing such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC was created to hold securities deposited by DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Commission.
     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede
                                       15

& Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it; DTC's records reflect only the identity of the DTC Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).
     DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Security that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through DTC Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Debt Securities of the series represented by such Global Security.
     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Securities among DTC Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
     If DTC is at any time unwilling, unable or ineligible to continue as a depositary with respect to Debt Securities of a particular series and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In addition, the Corporation may at any time determine not to have Debt Securities of a series represented by Global Securities and, in such event, will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in certificated form of a note or notes representing such Debt Securities equal in principal amount to such beneficial interest and to have such note or notes registered in its name. Unless otherwise specified in the applicable Prospectus Supplement, any notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.
CEDEL BANK AND EUROCLEAR
     If so specified in the applicable Prospectus Supplement, Debt Securities of a series to be issued in book-entry form and to be sold or traded in Europe may be represented by one or more Global Securities held through Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear"). Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants and Euroclear Participants (each as defined herein), respectively, on the books of their respective depositaries (each, a "Depositary"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.
     Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its
                                       16
behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, credits for securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.
     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.
     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions now may be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     The Euroclear Operator is the Brussels branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relations with persons holding through Euroclear Participants.
                                       17

     Distributions with respect to Debt Securities of a series held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable Prospectus Supplement with respect to a series of Debt Securities held through Cedel Bank or Euroclear will set forth certain income tax consequences to foreign investors. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Debt Securities under the applicable Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its respective Depositary's ability to effect such actions on its behalf through DTC.
     Although Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of applicable Debt Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
                                 LEGAL OPINIONS
     The legality of the Debt Securities will be passed upon for the Corporation by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan, New York, New York. As of the date of this Prospectus, certain members of Smith Helms Mulliss & Moore, L.L.P. beneficially own approximately 50,000 shares of the Corporation's Common Stock.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               TABLE OF CONTENTS

                  PROSPECTUS                      PAGE
Incorporation of Certain Documents by
  Reference....................................     2
Available Information..........................     2
NationsBank Corporation........................     3
Use of Proceeds................................     6
Ratios of Earnings to Fixed Charges............     6
Plan of Distribution...........................     6
Description of Debt Securities.................     8
Registration and Settlement....................    14
Legal Opinions.................................    18
Experts........................................    18

                                 $3,000,000,000

                          NATIONSBANK(Register Mark)
                                DEBT SECURITIES
                                   PROSPECTUS
                                             , 1996

                             SUBJECT TO COMPLETION      [ALTERNATE PAGE -- DEBT]
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996

                                                                          [DEBT]
PROSPECTUS

                          NATIONSBANK(Register Mark)
                                Debt Securities
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of Debt Securities (or the U.S. dollar equivalent thereof if any of the Debt Securities are denominated in a foreign currency or currency unit), which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock"). Any such Preferred Stock, Depositary Shares or Common Stock will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Debt Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Preferred Stock, Depositary Shares or Common Stock pursuant to such separate Prospectus or at the Corporation's discretion.
     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Corporation.
     The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit (such as the European Currency Unit), and the principal of (and premium, if any, on) or any interest on the Debt Securities may be payable in U.S. dollars or such foreign currency or currency unit. The specific terms of each series of Debt Securities offered pursuant to this Prospectus, including the specific designation, aggregate principal amount, currency or currency unit in which the principal and any premium or interest may be payable, authorized denominations, maturity, any premium, any interest rate (which may be fixed or variable), any interest payment dates, any optional or mandatory redemption terms, any sinking fund provisions, any subordination terms, any terms for conversion (in the event that such series is convertible at the option of the holder or NationsBank into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities), the form of such series, any securities exchange on which such Debt Securities may be listed, and any other terms of such series of Debt Securities will be set forth in the Prospectus Supplement relating to such series.
     The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Debt Securities, the public offering price or purchase price and any commissions or discounts will be set forth in the applicable Prospectus Supplement or a pricing supplement thereto. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement or pricing supplement.
     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK, ARE
        NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
           OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF
                                   PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
    CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY NATIONSBANC
   CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-OWNED
   SUBSIDIARY OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES RELATED
     TO SECONDARY MARKET TRANSACTIONS IN THE DEBT SECURITIES. NATIONSBANC
       CAPITAL MARKETS, INC. OR ITS AFFILIATES MAY ACT AS PRINCIPAL OR
        AGENT IN SUCH TRANSACTIONS. ANY SUCH SALES WILL BE MADE AT
          NEGOTIATED PRICES RELATING TO PREVAILING MARKET PRICES AT
                        THE TIME OF SALE OR OTHERWISE.
                       NATIONSBANC CAPITAL MARKETS, INC.
                The date of this Prospectus is          , 1996.

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text is as follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                                        [ALTERNATE PAGE -- DEBT]
to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Debt Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                      RATIOS OF EARNINGS TO FIXED CHARGES
     The following are the Corporation's consolidated ratios of earnings to fixed charges for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                     YEAR ENDED
                                                                         SEPTEMBER 30,                DECEMBER 31,
                                                                             1996         1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits......................................        1.8         1.7     1.9     2.3     2.4     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments.
                              PLAN OF DISTRIBUTION
     This Prospectus and related Prospectus Supplements are to be used by NationsBanc Capital Markets, Inc. ("NCMI"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of the Debt Securities in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NCMI may act as principal or agent in such transactions. The participation of

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NCMI in the offer and sale of the Debt Securities complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. NCMI will not execute a transaction in the Debt Securities in a discretionary account without the prior written specific approval of NCMI's customer. NCMI has no obligation to make a market in the Debt Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NCMI may be required to discontinue its market-making activities during periods when the Corporation is involved in a distribution of certain of its securities or when NCMI, by virtue of its affiliation with the Corporation, is aware of material non-public information relating to the Corporation. In such instance, NCMI would not be able to recommence its market-making activities until such distribution has been completed or such information has become publicly available. It is not possible to determine the impact, if any, that any such discontinuance may have on the market for the Debt Securities. While other broker-dealers may make a market in the Debt Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when
NCMI discontinues its market-making activities.
                         DESCRIPTION OF DEBT SECURITIES
     THE FOLLOWING DESCRIPTION OF THE DEBT SECURITIES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE DEBT SECURITIES OFFERED BY ANY
PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE DEBT SECURITIES SO OFFERED WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH DEBT SECURITIES.
     Any Senior Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Senior Indenture") between the Corporation and First Trust of New York, National Association, as successor Trustee to BankAmerica National Trust Company (the "Senior Trustee"). Any Subordinated Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Subordinated Indenture") between the Corporation and The Bank of New York, Trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). Each of the Senior Indenture and the Subordinated Indenture (each, an "Indenture" and together, the "Indentures") is incorporated by reference in the Registration Statement of which this Prospectus forms a part.
     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to and qualified in their entirety by reference to the provisions of the applicable Indentures. Whenever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined items shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.
GENERAL
     The respective Indentures provide that there is no limitation on the amount of debt securities that may be issued thereunder from time to time. The amount of Debt Securities that may be offered and sold pursuant to this Prospectus, however, is limited to the aggregate initial offering price of the securities registered under the Registration Statement of which this Prospectus forms a part, subject to reduction as the result of the sale by the Corporation of other securities under the Registration Statement.
     The Debt Securities will be direct, unsecured obligations of the Corporation. The Senior Debt Securities of each series will rank equally with all unsecured senior debt of the Corporation. The Subordinated Debt Securities of each series will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined) of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Subordination."
     The Debt Securities will be issued in fully registered form without coupons. The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit. Unless otherwise set forth in the applicable Prospectus Supplement, any Debt Securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. If any of the Debt Securities are denominated in a foreign

                                      ALT-7


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                                                        [ALTERNATE PAGE -- DEBT]
currency or currency unit, or if principal of (or premium, if any, on) or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency unit, will be set forth in the Prospectus Supplement relating thereto.
     The Debt Securities may be issued in one or more series with the same or various maturities. Certain Debt Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Debt Securities may be deemed to be issued with original issue discount for United States Federal income tax purposes. The Prospectus
Supplement with respect to any series of Debt Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.
     The particular terms of each series of Debt Securities to be offered and sold will be described in the Prospectus Supplement relating to such Debt Securities, including: (1) the designation of the particular series; (2) the aggregate principal amount of such series that may be authenticated and delivered under the applicable Indenture; (3) the person to whom any interest on any Debt Security of the series shall be payable, if other than the person in whose name the Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest; (4) the date or dates on which the principal of the Debt Securities of such series is payable; (5) the rate or rates, and if applicable the method used to determine the rate, at which the Debt Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Debt Securities on any interest payment date; (6) the place or places at which, subject to the provisions of the applicable Indenture, the principal of (and premium, if any, on) and any interest on Debt Securities of such series shall be payable, any Debt Securities of the series may be surrendered for registration of transfer, and notices and demands to or upon the Corporation in respect of the Debt Securities of the series and the Indenture may be served; (7) the obligation, if any, of the Corporation to redeem or purchase Debt Securities of such series, at the option of the Corporation or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be so redeemed or purchased, in whole or in part; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities of such series shall be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof; (10) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Debt Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the applicable Indenture; (11) if the principal of (and premium, if any, on) or any interest on the Debt Securities of the series is to be payable, at the election of the Corporation or a holder thereof, in one or more currencies or currency units, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (12) if the amount of payments of principal of (and premium, if any, on) or any interest on the Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined; (13) whether the Debt Securities will be issued in book-entry only form; (14) the identification or method of selection of any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Debt Securities of such series; (15) if either or both of Section 14.02 (defeasance) or Section 14.03 (covenant defeasance) of the applicable Indenture do not apply to the Debt Securities of the series; (16) any provisions relating to the extension of maturity of, or the renewal of, Debt Securities of such series; and (17) any other terms of the Debt Securities of such series (which terms shall not be inconsistent with the provisions of the applicable Indenture).

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     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Debt Securities may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."
     Neither the Senior Indenture nor the Subordinated Indenture contains provisions that would provide protection to holders of Debt Securities against a decline in credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or similar restructurings by the Corporation. If credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.
CONVERSION
     The Debt Securities of any series may be convertible, at the option of the holder or the Corporation, into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities if the Prospectus Supplement relating to such series of Debt Securities so provides. In such case, such Prospectus Supplement will set forth (i) the period(s) during which such conversion may be elected; (ii) the conversion price payable and the number of shares or amount of Preferred Stock, Depositary Shares, Common Stock or other Debt Securities purchaseable upon conversion, and adjustments thereto, if any, in certain events; (iii) the procedures for electing such conversion; and (iv) all other terms for such conversion (which terms shall not be inconsistent with the provisions of the applicable Indenture).
EXCHANGE, REGISTRATION AND TRANSFER
     At the option of the holder, subject to the terms of the applicable Indenture, Debt Securities of any series (other than Debt Securities issued in book-entry form) will be exchangeable for other Debt Securities of the same series and of an equal aggregate principal amount and tenor of any authorized denominations.
     Debt Securities of a series may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent of the Corporation designated and maintained for such purpose with respect to such Debt Securities pursuant to the terms of the applicable Indenture, as referred to in an applicable Prospectus Supplement. Such transfer or exchange will be effected upon the Security Registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.
     The Corporation shall not be required to (i) issue, exchange or register the transfer of any Debt Security of any series to be redeemed for a period of 15 days next preceding any selection of such Debt Securities to be redeemed; or
(ii) exchange or register the transfer of any Debt Security so selected, called or being called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.
     For a discussion of restrictions on the exchange, registration and transfer of Global Securities (hereinafter defined), see "REGISTRATION AND SETTLEMENT." PAYMENT AND PAYING AGENTS
     Unless otherwise indicated in an applicable Prospectus Supplement, principal of (and premium, if any, on) and any interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents as the Corporation may designate from time to time pursuant to the applicable

                                      ALT-9


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                                                        [ALTERNATE PAGE -- DEBT]
Indenture, except that, at the option of the Corporation, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any interest payment date generally will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest payment date. For a discussion of payment of principal and any premium or interest with respect to Global Securities, see "REGISTRATION AND SETTLEMENT."
     The Corporation initially has designated the principal corporate trust offices of the Senior Trustee and the Subordinated Trustee in the City of New York as the places where the Senior Debt Securities and Subordinated Debt Securities, respectively, may be presented for payment. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Any other paying agents designated by the Corporation for the Debt Securities of each series will be named in an applicable Prospectus Supplement. SUBORDINATION
     The Subordinated Debt Securities are subordinate and subject, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. "Senior Indebtedness" is defined by the Subordinated Indenture as any indebtedness for money borrowed (including all indebtedness of the Corporation for borrowed and purchased money of the Corporation, all obligations of the Corporation arising from off-balance sheet guarantees by the Corporation and direct credit substitutes, and obligations of the Corporation associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Subordinated Indenture, or is thereafter created, incurred or assumed, for the payment of which the Corporation is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Debt Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Corporation. The Prospectus Supplement relating to each series of Subordinated Debt Securities will set forth the aggregate amount of then outstanding Senior Indebtedness of the Corporation and any limitation on the issuance of additional Senior Indebtedness.
     No payment on account of principal of (and premium, if any, on) or any interest on the Subordinated Debt Securities shall be made, and no Subordinated Debt Securities shall be purchased, either directly or indirectly, by the Corporation or any of its subsidiaries, if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and the Corporation and the Subordinated Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Subordinated Trustee shall have received written notice thereof from the Corporation.
     In the event that any Subordinated Debt Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to the Subordinated Indenture, or upon any payment or distribution of assets of the Corporation of any kind or character to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Corporation, all principal of (and premium, if any, on) and any interest due or to become due upon all Senior Indebtedness shall first be paid in full before the holders of the Subordinated Debt Securities (the "Subordinated Debt Holders"), or the Subordinated Trustee, shall be entitled to retain any assets (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), so paid or distributed in respect of the Subordinated Debt Securities (for principal or interest, if any). Upon such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which

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may at the time be outstanding, provided that the rights of the holders of the
Senior Indebtedness are not altered by such reorganization or readjustment), to which the Subordinated Debt Holders or the Subordinated Trustee would be entitled, except for the subordination provisions of the Subordinated Indenture, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Subordinated Debt Holders or the Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Subordinated Debt Holders or to the Subordinated Trustee.
     Subject to the payment in full of all Senior Indebtedness, the Subordinated Debt Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation which, by its express terms, ranks on a parity with the Subordinated Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.
SALE OR ISSUANCE OF CAPITAL STOCK OF BANKS
     The Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions: (a) sales of directors' qualifying shares; (b) sales or other dispositions for fair market value, if, after giving effect to such disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Corporation would own directly or indirectly not less than 80% of each class of the capital stock of such Principal Subsidiary Bank (or any successor corporation thereto); (c) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; (d) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, shares of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional shares; (e) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional securities convertible into shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, securities of the same class and (ii) immediately after such sale the Corporation owns, directly or indirectly, at least as great a percentage of each class of such securities convertible into shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional securities; (f) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional options, warrants or rights to subscribe for or purchase shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, options, warrants or rights, as the case may be, of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of such options, warrants or rights, as the case may be, to subscribe for or purchase shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional options, warrants or rights; or (g) any issuance of shares of capital stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Corporation or a wholly owned subsidiary of the Corporation.
     A Principal Subsidiary Bank is defined in the Senior Indenture as any Bank (other than NationsBank of Delaware, National Association) with total assets equal to more than 10% of the Corporation's total consolidated assets.
WAIVER OF COVENANTS
     Under the terms of either Indenture, compliance with certain covenants or conditions of such Indenture may be waived by the holders of a majority in principal amount of the Debt Securities of all series to be affected

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thereby and at the time outstanding under that Indenture (including, in the case of holders of Senior Debt Securities, the covenant described above).
MODIFICATION OF THE INDENTURES
     Each Indenture contains provisions permitting the Corporation and the applicable Trustee to modify such Indenture or the rights of the holders of Debt Securities thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under that Indenture and to be affected thereby (voting as one class), except that no such modification shall (a) extend the fixed maturity of, reduce the principal amount or redemption premium, if any, of, or reduce the rate of or extend the time of payment of interest on, any Debt Security without the consent of the holder of each security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under that Indenture. Each Indenture also provides that the Corporation and the respective Trustee may, from time to time, execute supplemental indentures in certain limited circumstances without the consent of any holders of outstanding Debt Securities.
     Each Indenture provides that in determining whether the holders of the requisite principal amount of the Debt Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder,
(i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable at such time upon an event of default, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent on the date of original issuance of such Debt Security.
MEETINGS AND ACTION BY SECURITYHOLDERS
     Each Indenture contains provisions for convening meetings of the holders of Debt Securities for certain purposes. A meeting may be called at any time by the Trustee in its discretion and shall be called by the Trustee upon request by the Corporation or the holders of at least 10% in aggregate principal amount of the Debt Securities outstanding of such series, in any case upon notice given in accordance with "Notices" below. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture, or such other action taken in accordance with the terms of the applicable Indenture, will be binding on all holders of Debt Securities of that series.
DEFAULTS AND RIGHTS OF ACCELERATION
     An Event of Default is defined in the Subordinated Indenture generally as bankruptcy of the Corporation under Federal bankruptcy laws. An Event of Default is defined in the Senior Indenture generally as (i) the Corporation's failure to pay principal (or premium, if any) when due on any securities of a series; (ii) the Corporation's failure to pay interest on any securities of a series, within 30 days after the same becomes due; (iii) the Corporation's breach of any of its other covenants contained in the Senior Debt Securities or the Senior Indenture, which breach is not cured within 90 days after written notice to the Corporation by the Senior Trustee, or to the Corporation and the Senior Trustee by the holders of at least 25% in principal amount of all Senior Debt Securities then outstanding under the Senior Indenture and affected thereby; and (iv) certain events involving the bankruptcy, insolvency or liquidation of the Corporation.
     Each Indenture provides that if an Event of Default under the respective Indenture occurs and is continuing, either the respective Trustee or the holders of 25% in principal amount (or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amounts as may be described in an applicable Prospectus Supplement) of the Debt Securities then outstanding under that Indenture (or, with respect to an Event of Default under the Senior Indenture due to a default in the payment of principal (or premium, if any) or interest or performance of any other covenant, the outstanding Debt Securities of all series affected by such default) may declare the principal amount of all of such Debt Securities to be due and payable immediately. Payment of principal of the Subordinated Debt Securities may not be accelerated in the case of a default in the payment of principal (or premium, if any) or interest or the performance of any other covenant of the Corporation. Upon certain conditions a declaration of an Event of Default may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Debt Securities then outstanding (or of such series affected, as the case may be).

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COLLECTION OF INDEBTEDNESS, ETC.
     Each Indenture also provides that in the event of a failure by the Corporation to make payment of principal of (and premium, if any, on) or any interest on the Debt Securities (and, in the case of payment of interest, such failure to pay shall have continued for 30 days) and upon the demand of the respective Trustee, the Corporation will pay to such Trustee, for the benefit of the holders of the Debt Securities, the amount then due and payable on the Debt Securities for principal and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities. Each Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the respective Trustee may, among other things, institute a judicial proceeding for the collection thereof. However, each Indenture provides that notwithstanding any other provision of the Indenture, the holder of any Debt Security shall have the right to institute suit for the enforcement of any payment of principal of (and premium, if any, on) and any interest on such Debt Security on the respective stated maturities expressed in such Debt Security and that such right shall not be impaired without the consent of such holder.
     The holders of a majority in principal amount of the Debt Securities then outstanding under an Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under that Indenture, provided that the holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. Each Indenture requires the annual filing by the Corporation with the respective Trustee of a certificate as to the absence of default and as to compliance with the terms of that Indenture.
NOTICES
     Except as otherwise provided in the applicable Indenture, notices to holders of Debt Securities will be given by first-class mail to the addresses of such holders as they appear in the Security Register.
CONCERNING THE TRUSTEES
     The Corporation and the Banks have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and First Trust of New York, National Association, and their affiliated entities in the ordinary course of business. Each of the Trustees also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.
                          REGISTRATION AND SETTLEMENT
DTC
     If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series may be issued in book-entry form represented by one or more global Debt Securities in registered form (each, a "Global Security"). Unless otherwise specified in such Prospectus Supplement, each such Global Security will be held through The Depository Trust Company ("DTC"), as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. is expected to be the holder of record of the Debt Securities.
     Under the book-entry system of DTC, purchases of Debt Securities of a series represented by a Global Security must be made by or through persons that have accounts with DTC ("DTC Participants") or persons that may hold interests through DTC Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of DTC Participants. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities (or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation). The ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Indirect Participants) and Indirect Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

                                      ALT-13

                                                        [ALTERNATE PAGE -- DEBT]
     So long as DTC or its nominee is the registered holder of a Global Security, DTC or its nominee, as applicable, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, in order to exercise any rights of a holder of the Debt Securities under the applicable Indenture, each person owning a beneficial interest in the Global Security representing such Debt Securities must rely on the procedures of DTC or, if such person is not a DTC Participant, on the procedures of the DTC Participant and, if applicable, the Indirect Participant, through which such person owns its interest.
     So long as DTC or its nominee is the registered holder of a Global Security, Debt Securities of the series represented by such Global Security will trade in DTC's Same Day Fund Settlement System, and secondary market trading activity in such Debt Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in such Debt Securities.
     Except as otherwise provided herein, DTC or its nominee, as applicable, as the registered holder of a Global Security shall be the only person entitled to receive payments from the Corporation with respect to Debt Securities of the series represented by such Global Security. Accordingly, payments of principal of (and premium, if any, on) and any interest on individual Debt Securities of the series represented by such a Global Security will be made by the Corporation only to DTC or its nominee, as applicable. DTC has advised the Corporation that it is DTC's practice to credit DTC Participants' accounts on the payment date in accordance with their respective holdings with respect to a Global Security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by DTC Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such DTC Participant and not of DTC, the Corporation or any underwriter or agent for the Debt Securities of the series represented by such Global Security, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as applicable, as the registered holder of such Global Security, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest in such Global Security must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the Trustee for the Debt Securities of the series represented by such Global Security, any paying agent or authenticating agent for such Debt Securities nor the Security Registrar or transfer agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security representing such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC was created to hold securities deposited by DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Commission.
     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede

                                      ALT-14

                                                        [ALTERNATE PAGE -- DEBT]
& Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it; DTC's records reflect only the identity of the DTC Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).
     DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Security that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through DTC Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Debt Securities of the series represented by such Global Security.
     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Securities among DTC Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
     If DTC is at any time unwilling, unable or ineligible to continue as a depositary with respect to Debt Securities of a particular series and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In addition, the Corporation may at any time determine not to have Debt Securities of a series represented by Global Securities and, in such event, will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in certificated form of a note or notes representing such Debt Securities equal in principal amount to such beneficial interest and to have such note or notes registered in its name. Unless otherwise specified in the applicable Prospectus Supplement, any notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.
CEDEL BANK AND EUROCLEAR
     If so specified in the applicable Prospectus Supplement, Debt Securities of a series to be issued in book-entry form and to be sold or traded in Europe may be represented by one or more Global Securities held through Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear"). Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants and Euroclear Participants (each as defined herein), respectively, on the books of their respective depositaries (each, a "Depositary"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.
     Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its

                                      ALT-15

                                                        [ALTERNATE PAGE -- DEBT]
behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, credits for securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.
     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.
     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions now may be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     The Euroclear Operator is the Brussels branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relations with persons holding through Euroclear Participants.

                                      ALT-16

                                                        [ALTERNATE PAGE -- DEBT]
     Distributions with respect to Debt Securities of a series held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable Prospectus Supplement with respect to a series of Debt Securities held through Cedel Bank or Euroclear will set forth certain income tax consequences to foreign investors. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Debt Securities under the applicable Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its respective Depositary's ability to effect such actions on its behalf through DTC.
     Although Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of applicable Debt Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
                                 LEGAL OPINIONS
     The legality of the Debt Securities will be passed upon for the Corporation by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan, New York, New York. As of the date of this Prospectus, certain members of Smith Helms Mulliss & Moore, L.L.P. beneficially own approximately 50,000 shares of the Corporation's Common Stock.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994 and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                      ALT-17

                                                        [ALTERNATE PAGE -- DEBT]
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR NATIONSBANC CAPITAL MARKETS, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-OWNED SUBSIDIARY OF THE CORPORATION, IN CONNECTION WITH OFFERS AND SALES RELATED TO SECONDARY MARKET TRANSACTIONS.
                               TABLE OF CONTENTS

                  PROSPECTUS                      PAGE
Incorporation of Certain Documents by
  Reference....................................     2
Available Information..........................     2
NationsBank Corporation........................     3
Use of Proceeds................................     6
Ratios of Earnings to Fixed Charges............     6
Plan of Distribution...........................     6
Description of Debt Securities.................     7
Registration and Settlement....................    13
Legal Opinions.................................    17
Experts........................................    17

                                 $3,000,000,000

                           NATIONSBANK(Register Mark)

                                DEBT SECURITIES
                                   PROSPECTUS
                       NATIONSBANC CAPITAL MARKETS, INC.
                                             , 1996

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996

                                                                        [EQUITY]
PROSPECTUS
                           NATIONSBANK(Register mark)
                                Preferred Stock
                               Depositary Shares
                                  Common Stock
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock" and, together with the Preferred Stock and the Depositary Shares, the "Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of the Securities, which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more supplements to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell its unsecured debt securities, which may be either senior or subordinated (the "Debt Securities"). Any such Debt Securities will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Debt Securities pursuant to such separate Prospectus or at the Corporation's discretion.
     The specific terms of any Securities offered pursuant to this Prospectus will be set forth in a Prospectus Supplement. Such terms will include: (a) in the case of any series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, voting rights, if any, any terms for redemption at the option of the holder or NationsBank, any applicable conversion provisions in the event that such series is convertible at the option of the holder or NationsBank into shares of Common Stock, and any other terms of the offering or the series, and (b) in the case of Common Stock, the aggregate number of shares offered.
     The Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Securities, and any applicable commissions or discounts, will be set forth in the applicable Prospectus Supplement, in addition to any other terms of the offering of such Securities. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement.
     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
     NATIONSBANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
       CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                  RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
             The date of this Prospectus is                , 1996.

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text is as follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE
TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:
          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 as filed March 29, 1996;
          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 as filed May 10, 1996, June 30, 1996 as filed August 14, 1996, and September 30, 1996 as filed November 13, 1996;

          (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July
     5, 1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September 20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

          (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, as modified by the Corporation's Current Report on Form 8-K filed on September 21, 1994.
     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JOHN
E. MACK, SENIOR VICE PRESIDENT AND TREASURER, NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CORPORATE TREASURY DIVISION, CHARLOTTE, NORTH CAROLINA 28255. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 386-5972.
                             AVAILABLE INFORMATION
     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.
                                       2

                            NATIONSBANK CORPORATION
GENERAL
     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.
OPERATIONS
     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, investment advisory services, including advising the Nations Fund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.

     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogota, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.
     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.
     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.
                                       3

SUPERVISION AND REGULATION
     GENERAL. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.
     Under the BHCA, the activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.
     The BHCA also requires bank holding companies to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).
     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such DE NOVO branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).
     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.
     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.
     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.
     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments.
                                       4

Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.
     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.
     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.
     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.
     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.
     DISTRIBUTIONS. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up
                                       5
to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
     The following are the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                      YEAR ENDED
                                                                         SEPTEMBER 30,                 DECEMBER 31,
                                                                             1996         1995    1994     1993      1992    1991
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits......................................        1.8         1.6     1.8         2.3    2.3     1.1
  Including interest on deposits......................................        1.5         1.4     1.5         1.5    1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.
                                       6

                              PLAN OF DISTRIBUTION
     The Corporation may offer and sell the Securities in one or more of the following ways: (i) through underwriters or dealers; (ii) through agents; or
(iii) directly by the Corporation to one or more purchasers. Such underwriters, dealers or agents may be affiliates of NationsBank. The Prospectus Supplement with respect to a particular offering of any Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents with whom NationsBank has entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the proceeds to the Corporation from such sales, and any underwriting discounts, agency fees or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers and the securities exchange, if any, on which such Securities may be listed.
     If underwriters are used in the offer and sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, all of which underwriters in either case will be designated in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Securities also may be offered and sold directly by the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offer or sale of the Securities with respect to which this Prospectus is delivered will be named in, and any commissions payable by the Corporation to such agent will be set forth in or calculable from, the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
     If so indicated in the applicable Prospectus Supplement, the Corporation may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Delayed Delivery Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Delayed Delivery Contract will be for an amount of Securities not less than and, unless the Corporation otherwise agrees, the aggregate amount of Securities sold pursuant to Delayed Delivery Contracts shall be not more than the respective minimum and maximum amounts stated in the Prospectus Supplement. Institutions with which Delayed Delivery Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions, but shall in all cases be subject to the approval of the Corporation in its sole discretion. The obligations of the purchaser under any Delayed Delivery Contract to pay for and take delivery of Securities will not be subject to any conditions except that (i) the purchase of Securities by such institution shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject; and
(ii) any related sale of Securities to underwriters shall have occurred. A commission set forth in the Prospectus Supplement will be paid to underwriters soliciting purchases of Securities pursuant to Delayed Delivery Contracts accepted by the Corporation. The underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.
     Any series of Preferred Stock offered and sold pursuant to this Prospectus and the applicable Prospectus Supplement will be new issues of securities with no established trading market. Any underwriters to whom such Securities are sold by the Corporation for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.
     Any underwriter, dealer or agent participating in the distribution of any Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"), of the Securities so offered and sold, and any discounts or commissions received by them from NationsBank and any
                                       7
profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the 1933 Act.
     Under agreements entered into with the Corporation, underwriters, dealers and agents may be entitled to indemnification by the Corporation against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.
     The participation of an affiliate or subsidiary of NationsBank in the offer and sale of the Securities will comply with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding the participation in a distribution of securities by an affiliate. No NASD member participating in offers and sales of the Securities will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.
     This Prospectus and related Prospectus Supplements may also be used by direct or indirect wholly-owned subsidiaries of NationsBank in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Any such sales will be made at prices related to prevailing market prices at the time of sale.
     Underwriters, dealers and agents also may be customers of, engage in transactions with, or perform other services for the Corporation in the ordinary course of business.
                         DESCRIPTION OF PREFERRED STOCK
GENERAL
     NationsBank has authorized 45,000,000 shares of preferred stock and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, dividend rights, voluntary and involuntary liquidation rights and other rights as it may determine. NationsBank has designated 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the "ESOP Preferred Stock"), of which 2.4 million shares were issued and outstanding as of September 30, 1996.
     The ability of NationsBank to pay dividends with respect to its preferred stock or other capital stock may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK
CORPORATION -- Supervision and Regulation."
THE PREFERRED STOCK
     GENERAL. The Preferred Stock shall have the general dividend, voting and liquidation preference rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock offered thereby. Reference is made to the applicable Prospectus Supplement for specific terms, including, where applicable: (i) the title and stated value of such Preferred Stock; (ii) the aggregate number of shares of Preferred Stock so offered; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rates or method of calculation, the dividend period and the dates on which dividends shall be payable; (v) whether any such dividends will be cumulative or noncumulative, and if cumulative, the date from which dividends shall commence to cumulate; (vi) the dates on which the Preferred Stock will be subject to redemption at the option of the Corporation, if applicable, and any related redemption terms; (vii) any mandatory redemption or sinking fund provisions; (viii) any rights on the part of the holder or NationsBank to convert the Preferred Stock into shares of Common Stock; and (ix) any additional voting, liquidation, preemptive and other rights, preferences, privileges, limitations and restrictions. The description of certain provisions of the Preferred Stock set forth below and in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment to the Articles of Incorporation of the Corporation relating to the particular series of Preferred Stock, which will be filed with the Commission at or prior to the time of sale of such Preferred Stock.
     NationsBank may, at its option, elect to offer Depositary Shares evidenced by depositary receipts (the "Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement
                                       8
relating to the particular series of Preferred Stock) in a share of a particular series of the Preferred Stock issued and deposited with a Depositary (as defined below). See "DESCRIPTION OF DEPOSITARY SHARES" below.
     The Preferred Stock ranks senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation. The dividend and liquidation preference rights of the Preferred Stock relative to the ESOP Preferred Stock or any future series of preferred stock of the Corporation shall be set forth in the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby.
     When issued in accordance with the terms of the Prospectus and the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.
     DIVIDENDS. When and as declared by the Board of Directors of the Corporation, holders of the Preferred Stock will be entitled to receive quarterly cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. All dividends shall be paid out of funds of NationsBank legally available for such purpose. Except as otherwise set forth in the applicable Prospectus Supplement, no dividends shall be paid on other shares of the Corporation, nor shall any shares of other capital stock of the Corporation be redeemed, repurchased or otherwise acquired for any consideration (or any moneys be paid into a sinking fund for the redemption of shares of such stock) by the Corporation, if dividends on any series of Preferred Stock are in arrears.
     VOTING. Except as required by applicable law or as otherwise set forth in the applicable Prospectus Supplement, the holders of Preferred Stock shall have no voting rights with regard to matters submitted to a general vote of the shareholders of the Corporation.
     LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of any series of Preferred Stock shall be entitled to receive, by reason of their ownership thereof, after distributions to holders of any series or class of capital stock of the Corporation as may be set forth in the applicable Prospectus Supplement, an amount equal to the appropriate stated or liquidation value of the shares of such series (as set forth in the applicable Prospectus Supplement), plus an amount equal to accrued and unpaid dividends, if any, through the date of such payment. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of such Preferred Stock shall be insufficient to permit the payment to such holders of the full amount due, then the holders of such Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the respective amounts which otherwise would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
ESOP PREFERRED STOCK
     THE FOLLOWING SUMMARY OF THE ESOP PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION OF SUCH SERIES OF PREFERRED STOCK CONTAINED IN THE CORPORATION'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED.
     The ESOP Preferred Stock was first issued in the transaction by which NationsBank was formed from the merger of NCNB Corporation and C&S/Sovran Corporation in 1991 upon the conversion of shares of ESOP Convertible Preferred Stock, Series C of C&S/Sovran Corporation. All shares are held by the trustee under the NationsBank Corporation Retirement Savings Plan (the "ESOP").
     Shares of ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of NationsBank capital stock of any class and are not subject to any sinking fund or other obligation of NationsBank to repurchase or retire the series, except as discussed below.
     Each share of ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest. So long as any shares of ESOP Preferred Stock are outstanding, no dividend may be declared, paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid, or set apart for payment, on the ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends.
                                       9

NationsBank generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of NationsBank capital stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the ESOP Preferred Stock have been declared and paid or set apart for payment when due.
     The holder of the ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of Common Stock and votes together with the holders of Common Stock as one class. Except as otherwise required by applicable law, the holder of the ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.
     Shares of the ESOP Preferred Stock initially are convertible into Common Stock at a conversion rate equal to 0.84 shares of Common Stock per share of ESOP Preferred Stock and a conversion price of $42.50 per 0.84 shares of Common Stock, subject to certain customary anti-dilution adjustments.
     In the event of any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the holder of the ESOP Preferred Stock will be entitled to receive out of the assets of NationsBank available for distribution to shareholders, subject to the rights of the holders of any Preferred Stock ranking senior to or on a parity with the ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding-up but before any amount will be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of the ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the ESOP Preferred Stock will not be entitled to any further distribution of assets by NationsBank. Neither a merger or consolidation of NationsBank with or into any other corporation, nor a merger or consolidation of any other corporation with or into NationsBank nor a sale, transfer or lease of all or any portion of NationsBank's assets, will be deemed to be a dissolution, liquidation or winding-up of NationsBank.
     The ESOP Preferred Stock is redeemable, in whole or in part, at the option of NationsBank, at any time. The redemption price for the shares of the ESOP Preferred Stock, which may be paid in cash or shares of Common Stock, will depend upon the time of redemption. Specifically, the redemption price for the 12-month period that began on July 1, 1996 is $43.49 per share; on each succeeding July 1, the redemption price will be reduced by $.33 per share, except that on and after July 1, 1999, the redemption price will be $42.50 per share. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that the ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required for redemption of the ESOP Preferred Stock.
     NationsBank is required to redeem shares of the ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP. The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of Common Stock into which a share of ESOP Preferred Stock then is convertible.
                                       10

                        DESCRIPTION OF DEPOSITARY SHARES
GENERAL
     NationsBank may, at its option, elect to offer fractional interests in the Preferred Stock, rather than whole shares of such securities. In the event such option is exercised, NationsBank will provide for the issuance by a Depositary to the public of receipts of Depositary Shares, each of which will represent a fractional interest in a share of a particular series of the Preferred Stock, as set forth in the Prospectus Supplement for such series of Preferred Stock.
     Certain general terms and provisions of the form of Deposit Agreement (as described below), the Depositary Shares and the form of Depositary Receipts to which a Prospectus Supplement may relate are set forth below. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary Shares will be described in the applicable Prospectus Supplement. The descriptions below and in any Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the Deposit Agreement and the Depositary Receipts, the forms of which are incorporated by reference in the Registration Statement of which this Prospectus is a part and the definitive forms of which will be filed with the Commission at the time of sale of such Depositary Shares.
     The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between NationsBank and a bank or trust company selected by NationsBank having its principal office in the United States and having a combined capital and surplus of at least $5,000,000 (the "Depositary"). The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).
     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock in accordance with the terms of the offering as described in the applicable Prospectus Supplement.
     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of NationsBank, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.
     Upon the surrender of Depositary Receipts at the office of the Depositary (unless the Depositary Shares have been previously called for redemption) and upon payment by the holder of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the number of whole shares of the Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts; PROVIDED, HOWEVER, that the holder of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.
DIVIDENDS AND OTHER DISTRIBUTIONS
     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary
                                       11

Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.
     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary, with the approval of NationsBank, may sell such property and distribute the net proceeds from such sale to such holders.
REDEMPTION OF DEPOSITARY SHARES
     If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 45 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever NationsBank redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.
     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holder of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.
VOTING THE PREFERRED STOCK
     Upon receipt of notice of any meeting at which the holders of the Preferred Stock held by the Depositary are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and NationsBank will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between NationsBank and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority in interest of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by NationsBank or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of NationsBank.
CHARGES OF DEPOSITARY
     NationsBank will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. NationsBank will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares
                                       12
will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.
MISCELLANEOUS
     The Depositary will forward to the holders of Depositary Shares all reports and communications from NationsBank which are delivered to the Depositary and which NationsBank is required to furnish to the holders of the Preferred Stock.
     Neither the Depositary nor NationsBank will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of NationsBank and the Depositary under the Deposit Agreement will be limited to performance in good faith of their respective duties thereunder and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Each entity may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine. RESIGNATION AND REMOVAL OF DEPOSITARY
     The Depositary may resign at any time by delivering to NationsBank notice of its election to do so, and NationsBank may at any time remove the Depositary, any such resignation or removal to take effect only upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $5,000,000.
                          DESCRIPTION OF COMMON STOCK
     THE FOLLOWING SUMMARY OF THE COMMON STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION OF THE COMMON STOCK INCORPORATED HEREIN BY REFERENCE.
GENERAL
     NationsBank is authorized to issue 800,000,000 shares of its Common Stock, of which 288.1 million shares were outstanding as of September 30, 1996. The Common Stock is traded on the New York Stock Exchange, Inc. and on The Pacific Stock Exchange Incorporated under the symbol "NB." The Common Stock is also listed on the London Stock Exchange, and certain shares are listed and traded on the Tokyo Stock Exchange. As of September 30, 1996, 55.7 million shares were reserved for issuance in connection with various employee and director benefit plans of NationsBank and upon the conversion of the ESOP Preferred Stock, 2.8 million shares were reserved for issuance under the Corporation's Dividend Reinvestment and Stock Purchase Plan and 110 million shares were reserved for issuance in connection with the proposed merger of Boatmen's Bancshares, Inc. into NB Holdings Corporation, a wholly owned subsidiary of NationsBank. After taking into account the shares reserved as described above, approximately 343.4 million authorized shares of the Common Stock remained available for issuance for other corporate purposes as of September 30, 1996.
VOTING AND OTHER RIGHTS
     The holders of the Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to take action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election shall be entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes, so long as the Corporation has a class of shares registered under Section 12 of the 1934 Act (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the Corporation's Restated Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; (ii) a merger or share exchange required to be approved by shareholders must be approved
                                       13
by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of the Corporation, or the sale of all or substantially all of the property of the Corporation other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.
     In the event of liquidation of the Corporation, holders of the Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any preferred stock then outstanding. See "DESCRIPTION OF PREFERRED STOCK" above.
     The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of the Common Stock are, and upon proper conversion of any Preferred Stock all of the shares of Common Stock into which such shares are converted will be, validly issued, fully paid and nonassessable.
     Chase Mellon Shareholder Services, L.L.C. acts as transfer agent and registrar for the Common Stock.
DISTRIBUTIONS
     The holders of the Common Stock are entitled to receive such dividends or distributions as the Board of Directors of the Corporation may declare out of funds legally available for such payments. The payment of distributions by NationsBank is subject to the restrictions of North Carolina law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock, including the ESOP Preferred Stock and any other series of Preferred Stock when and if issued from time to time. See "DESCRIPTION OF PREFERRED STOCK." Share dividends, if any are declared, may be paid from NationsBank's authorized but unissued shares.
     The ability of NationsBank to pay dividends may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."
                                 LEGAL OPINIONS
     The legality of the Securities will be passed upon for the Corporation by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan, New York, New York. As of the date of this Prospectus, certain members of Smith Helms Mulliss & Moore, L.L.P., beneficially own approximately 50,000 shares of the Corporation's Common Stock.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               TABLE OF CONTENTS

                                                 PAGE
                  PROSPECTUS
Incorporation of Certain Documents by
  Reference...................................      2
Available Information.........................      2
NationsBank Corporation.......................      3
Use of Proceeds...............................      6
Ratios of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends...............      6
Plan of Distribution..........................      7
Description of Preferred Stock................      8
Description of Depositary Shares..............     11
Description of Common Stock...................     13
Legal Opinions................................     14
Experts.......................................     14

                                 $3,000,000,000

                          NATIONSBANK(Register Mark)
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                   PROSPECTUS
                                             , 1996

                             SUBJECT TO COMPLETION    [ALTERNATE PAGE -- EQUITY]
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996

                                                                        [EQUITY]
PROSPECTUS
                           NATIONSBANK(Register mark)
                                Preferred Stock
                               Depositary Shares
                                  Common Stock
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock" and, together with the Preferred Stock and the Depositary Shares, the "Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of the Securities, which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more supplements to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell its unsecured debt securities, which may be either senior or subordinated (the "Debt Securities"). Any such Debt Securities will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Debt Securities pursuant to such separate Prospectus or at the Corporation's discretion.
     The applicable Prospectus Supplement will set forth the specific terms of Securities offered pursuant to this Prospectus, including: (a) in the case of any series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, voting rights, if any, any terms for redemption at the option of the holder or NationsBank, any applicable conversion provisions in the event that such series is convertible at the option of the holder or NationsBank into shares of Common Stock, and any other terms of the offering or the series, and (b) in the case of Common Stock, the aggregate number of shares offered.
     The Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Securities, and any applicable commissions or discounts, will be set forth in the applicable Prospectus Supplement, in addition to any other terms of the offering of such Securities. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement.
     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK, ARE
        NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
            OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISKS,
                           INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY NATIONSBANC
  CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-OWNED SUBSIDIARY
  OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES RELATED TO SECONDARY
    MARKET TRANSACTIONS IN THE SECURITIES. NATIONSBANK CAPITAL MARKETS,
     INC. OR ITS AFFILIATES MAY ACT AS PRINCIPAL OR AGENT IN SUCH
       TRANSACTIONS. ANY SUCH SALES WILL BE MADE AT NEGOTIATED PRICES
        RELATING TO PREVAILING MARKET PRICES AT THE TIME OF SALE OR
                                   OTHERWISE.
                       NATIONSBANC CAPITAL MARKETS, INC.
             The date of this Prospectus is                , 1996.

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text is as follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                                      [ALTERNATE PAGE -- EQUITY]
to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
     The following are the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                      YEAR ENDED
                                                                         SEPTEMBER 30,                 DECEMBER 31,
                                                                             1996         1995    1994     1993      1992    1991
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits......................................        1.8         1.6     1.8         2.3    2.3     1.1
  Including interest on deposits......................................        1.5         1.4     1.5         1.5    1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

                                    ALT-6

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                              PLAN OF DISTRIBUTION
     This Prospectus and related Prospectus Supplements are to be used by
NationsBanc Capital Markets, Inc. ("NCMI"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of the Securities in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NCMI may act as principal or agent in such transactions. The participation of NCMI in the offer and sale of the Securities complies with the requirements of Section 2720 of the Conduct
Rules of the National Association of Securities Dealers, Inc. (the "NASD")
regarding underwriting of securities of an affiliate. NCMI will not execute a transaction in the Securities in a discretionary account without the prior written specific approval of NCMI's customer. NCMI has no obligation to make a market in the Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NCMI may be required to discontinue its market-making activities during periods when the Corporation is involved in a distribution of certain of its securities or when NCMI, by virtue of its affiliation with the Corporation, is aware of material non-public information relating to the Corporation. In such instance, NCMI would not be able to recommence its market-making activities until such distribution has been completed or such information has become publicly available. It is not possible to determine the impact, if any, that any such discontinuance may have on the market for the Securities. While other broker-dealers may make a market in the
Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when NCMI discontinues its market-making activities.
                         DESCRIPTION OF PREFERRED STOCK
GENERAL
     NationsBank has authorized 45,000,000 shares of preferred stock and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, dividend rights, voluntary and involuntary liquidation rights and other rights as it may determine. NationsBank has designated 3,000,000 shares of ESOP Convertible
Preferred Stock, Series C (the "ESOP Preferred Stock"), of which 2.4 million shares were issued and outstanding as of September 30, 1996.
     The ability of NationsBank to pay dividends with respect to its preferred stock or other capital stock may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK
CORPORATION -- Supervision and Regulation."
THE PREFERRED STOCK
     GENERAL. The Preferred Stock shall have the general dividend, voting and liquidation preference rights set forth below unless otherwise provided in the
Prospectus Supplement relating to a particular series of Preferred Stock offered thereby. Reference is made to the applicable Prospectus Supplement for specific terms, including, where applicable: (i) the title and stated value of such
Preferred Stock; (ii) the aggregate number of shares of Preferred Stock so offered; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rates or method of calculation, the dividend period and the dates on which dividends shall be payable; (v) whether any such dividends will be cumulative or noncumulative, and if cumulative, the date from which dividends shall commence to cumulate; (vi) the dates on which the Preferred Stock will be subject to redemption at the option of the Corporation, if applicable, and any related redemption terms; (vii) any mandatory redemption or sinking fund provisions; (viii) any rights on the part of the holder or NationsBank to convert the Preferred Stock into shares of Common Stock; and (ix) any additional voting, liquidation, preemptive and other rights, preferences, privileges, limitations and restrictions. The description of certain provisions of the
Preferred Stock set forth below and in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment to the Articles of Incorporation of the
Corporation relating to the particular series of Preferred Stock, which will be filed with the Commission at or prior to the time of sale of such Preferred
Stock.
     NationsBank may, at its option, elect to offer Depositary Shares evidenced by depositary receipts (the "Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) in a share of a particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).
See "DESCRIPTION OF DEPOSITARY SHARES" below.

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     The Preferred Stock ranks senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation. The dividend and liquidation preference rights of the
Preferred Stock relative to the ESOP Preferred Stock or any future series of preferred stock of the Corporation shall be set forth in the Prospectus
Supplement relating to the particular series of Preferred Stock offered thereby.
     When issued in accordance with the terms of the Prospectus and the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.
     DIVIDENDS. When and as declared by the Board of Directors of the
Corporation, holders of the Preferred Stock will be entitled to receive quarterly cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. All dividends shall be paid out of funds of NationsBank legally available for such purpose. Except as otherwise set forth in the applicable Prospectus Supplement, no dividends shall be paid on other shares of the Corporation, nor shall any shares of other capital stock of the
Corporation be redeemed, repurchased or otherwise acquired for any consideration
(or any moneys be paid into a sinking fund for the redemption of shares of such stock) by the Corporation, if dividends on any series of Preferred Stock are in arrears.
     VOTING. Except as required by applicable law or as otherwise set forth in the applicable Prospectus Supplement, the holders of Preferred Stock shall have no voting rights with regard to matters submitted to a general vote of the shareholders of the Corporation.
     LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of any series of Preferred Stock shall be entitled to receive, by reason of their ownership thereof, after distributions to holders of any series or class of capital stock of the Corporation as may be set forth in the applicable
Prospectus Supplement, an amount equal to the appropriate stated or liquidation value of the shares of such series (as set forth in the applicable Prospectus
Supplement), plus an amount equal to accrued and unpaid dividends, if any, through the date of such payment. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of such Preferred
Stock shall be insufficient to permit the payment to such holders of the full amount due, then the holders of such Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the respective amounts which otherwise would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
ESOP PREFERRED STOCK
     THE FOLLOWING SUMMARY OF THE ESOP PREFERRED STOCK IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO THE DESCRIPTION OF SUCH SERIES OF PREFERRED STOCK
CONTAINED IN THE CORPORATION'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED.
     The ESOP Preferred Stock was first issued in the transaction by which
NationsBank was formed from the merger of NCNB Corporation and C&S/Sovran
Corporation in 1991 upon the conversion of shares of ESOP Convertible Preferred
Stock, Series C of C&S/Sovran Corporation. All shares are held by the trustee under the NationsBank Corporation Retirement Savings Plan (the "ESOP").
     Shares of ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of NationsBank capital stock of any class and are not subject to any sinking fund or other obligation of NationsBank to repurchase or retire the series, except as discussed below.
     Each share of ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest. So long as any shares of ESOP Preferred Stock are outstanding, no dividend may be declared, paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid, or set apart for payment, on the
ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. NationsBank generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to the
ESOP Preferred Stock as to dividends

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or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of NationsBank capital stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the ESOP
Preferred Stock have been declared and paid or set apart for payment when due.
     The holder of the ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of Common Stock and votes together with the holders of Common Stock as one class. Except as otherwise required by applicable law, the holder of the ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.
     Shares of the ESOP Preferred Stock initially are convertible into Common
Stock at a conversion rate equal to 0.84 shares of Common Stock per share of ESOP Preferred Stock and a conversion price of $42.50 per 0.84 shares of Common
Stock, subject to certain customary anti-dilution adjustments.
     In the event of any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the holder of the ESOP Preferred Stock will be entitled to receive out of the assets of NationsBank available for distribution to shareholders, subject to the rights of the holders of any Preferred Stock ranking senior to or on a parity with the ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding-up but before any amount will be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of NationsBank, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of the ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the ESOP Preferred Stock will not be entitled to any further distribution of assets by NationsBank.
Neither a merger or consolidation of NationsBank with or into any other corporation, nor a merger or consolidation of any other corporation with or into NationsBank nor a sale, transfer or lease of all or any portion of NationsBank's assets, will be deemed to be a dissolution, liquidation or winding-up of NationsBank.
     The ESOP Preferred Stock is redeemable, in whole or in part, at the option of NationsBank, at any time. The redemption price for the shares of the ESOP
Preferred Stock, which may be paid in cash or shares of Common Stock, will depend upon the time of redemption. Specifically, the redemption price for the 12-month period that began on July 1, 1996 is $43.49 per share; on each succeeding July 1, the redemption price will be reduced by $.33 per share, except that on and after July 1, 1999, the redemption price will be $42.50 per share. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that the ESOP
Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required for redemption of the ESOP
Preferred Stock.
     NationsBank is required to redeem shares of the ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP. The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of Common Stock into which a share of ESOP Preferred Stock then is convertible.
                        DESCRIPTION OF DEPOSITARY SHARES
GENERAL
     NationsBank may, at its option, elect to offer fractional interests in the Preferred Stock, rather than whole shares of such securities. In the event such option is exercised, NationsBank will provide for the issuance by a Depositary to the public of receipts of Depositary Shares, each of which will represent a fractional interest in a

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share of a particular series of the Preferred Stock, as set forth in the
Prospectus Supplement for such series of Preferred Stock.
     Certain general terms and provisions of the form of Deposit Agreement (as described below), the Depositary Shares and the form of Depositary Receipts to which a Prospectus Supplement may relate are set forth below. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary
Shares will be described in the applicable Prospectus Supplement. The descriptions below and in any Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the Deposit Agreement and the Depositary Receipts, the forms of which are incorporated by reference in the Registration Statement of which this Prospectus is a part and the definitive forms of which will be filed with the Commission at the time of sale of such Depositary Shares.
     The shares of any series of the Preferred Stock underlying the Depositary
Shares will be deposited under a separate Deposit Agreement (the "Deposit
Agreement") between NationsBank and a bank or trust company selected by NationsBank having its principal office in the United States and having a combined capital and surplus of at least $5,000,000 (the "Depositary"). The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary
Share (including dividend, voting, redemption, conversion and liquidation rights).
     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock in accordance with the terms of the offering as described in the applicable Prospectus Supplement.
     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of NationsBank, issue temporary
Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.
     Upon the surrender of Depositary Receipts at the office of the Depositary
(unless the Depositary Shares have been previously called for redemption) and upon payment by the holder of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the number of whole shares of the Preferred Stock underlying the Depositary Shares evidenced by the surrendered
Depositary Receipts; PROVIDED, HOWEVER, that the holder of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new
Depositary Receipt evidencing such excess number of Depositary Shares.
DIVIDENDS AND OTHER DISTRIBUTIONS
     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.
     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary, with the approval of NationsBank, may sell such property and distribute the net proceeds from such sale to such holders.

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REDEMPTION OF DEPOSITARY SHARES
     If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 45 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever NationsBank redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.
     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holder of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.
VOTING THE PREFERRED STOCK
     Upon receipt of notice of any meeting at which the holders of the Preferred
Stock held by the Depositary are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and NationsBank will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting
Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT
     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between NationsBank and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority in interest of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by NationsBank or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of NationsBank.
CHARGES OF DEPOSITARY
     NationsBank will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. NationsBank will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary
Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.
MISCELLANEOUS
     The Depositary will forward to the holders of Depositary Shares all reports and communications from NationsBank which are delivered to the Depositary and which NationsBank is required to furnish to the holders of the Preferred Stock.

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     Neither the Depositary nor NationsBank will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of NationsBank and the
Depositary under the Deposit Agreement will be limited to performance in good faith of their respective duties thereunder and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Each entity may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.
RESIGNATION AND REMOVAL OF DEPOSITARY
     The Depositary may resign at any time by delivering to NationsBank notice of its election to do so, and NationsBank may at any time remove the Depositary, any such resignation or removal to take effect only upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor
Depositary must be a bank or trust company having its principal office in the
United States and having a combined capital and surplus of at least $5,000,000.
                          DESCRIPTION OF COMMON STOCK
     THE FOLLOWING SUMMARY OF THE COMMON STOCK IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO THE DESCRIPTION OF THE COMMON STOCK INCORPORATED HEREIN BY
REFERENCE.
GENERAL
     NationsBank is authorized to issue 800,000,000 shares of its Common Stock, of which 288.1 million shares were outstanding as of September 30, 1996. The
Common Stock is traded on the New York Stock Exchange, Inc. and on The Pacific
Stock Exchange Incorporated under the symbol "NB." The Common Stock is also listed on the London Stock Exchange, and certain shares are listed and traded on the Tokyo Stock Exchange. As of September 30, 1996, 55.7 million shares were reserved for issuance in connection with various employee and director benefit plans of NationsBank and upon the conversion of the ESOP Preferred Stock, 2.8 million shares were reserved for issuance under the Corporation's Dividend
Reinvestment and Stock Purchase Plan and 110 million shares were reserved for issuance in connection with the proposed merger of Boatmen's Bancshares, Inc.
into NB Holdings Corporation, a wholly owned subsidiary of NationsBank. After taking into account the shares reserved as described above, approximately 343.4 million authorized shares of the Common Stock remained available for issuance for other corporate purposes as of September 30, 1996.
VOTING AND OTHER RIGHTS
     The holders of the Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to take action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election shall be entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, such shareholders do not have the right to cumulate their votes, so long as the Corporation has a class of shares registered under Section 12 of the 1934 Act (unless action is taken to provide otherwise by charter amendment, which action management does not currently intend to propose). In general, (i) amendments to the Corporation's Restated
Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by that voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; (ii) a merger or share exchange required to be approved by shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of the Corporation, or the sale of all or substantially all of the property of the Corporation other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.
     In the event of liquidation of the Corporation, holders of the Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any preferred stock then outstanding. See "DESCRIPTION OF
PREFERRED STOCK" above.

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     The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of the Common Stock are, and upon proper conversion of any Preferred
Stock all of the shares of Common Stock into which such shares are converted will be, validly issued, fully paid and nonassessable.
     Chase Mellon Shareholder Services, L.L.C. acts as transfer agent and registrar for the Common Stock.
DISTRIBUTIONS
     The holders of the Common Stock are entitled to receive such dividends or distributions as the Board of Directors of the Corporation may declare out of funds legally available for such payments. The payment of distributions by
NationsBank is subject to the restrictions of North Carolina law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock, including the
ESOP Preferred Stock and any other series of Preferred Stock when and if issued from time to time. See "DESCRIPTION OF PREFERRED STOCK." Share dividends, if any are declared, may be paid from NationsBank's authorized but unissued shares.
     The ability of NationsBank to pay dividends may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the
Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See
"NATIONSBANK CORPORATION -- Supervision and Regulation."
                                 LEGAL OPINIONS
     The legality of the Securities will be passed upon for the Corporation by
Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the
underwriters or agents by Stroock & Stroock & Lavan, New York, New York. As of
the date of this Prospectus, certain members of Smith Helms Mulliss & Moore,
L.L.P., beneficially own approximately 50,000 shares of the Corporation's Common
Stock.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for
the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


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NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE CORPORATION OR NATIONSBANC CAPITAL MARKETS, INC. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER
OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS AND RELATED PROSPECTUS
SUPPLEMENTS ARE TO BE USED BY NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER
AND A DIRECT WHOLLY-OWNED SUBSIDIARY OF THE CORPORATION, IN CONNECTION WITH
OFFERS AND SALES RELATED TO SECONDARY MARKET TRANSACTIONS.
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                                                  PAGE
                  PROSPECTUS
Incorporation of Certain Documents by
  Reference....................................     2
Available Information..........................     2
NationsBank Corporation........................     3
Use of Proceeds................................     6
Ratios of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends................     6
Plan of Distribution...........................     7
Description of Preferred Stock.................     7
Description of Depositary Shares...............     9
Description of Common Stock....................    12
Legal Opinions.................................    13
Experts........................................    13

                                 $3,000,000,000

                           NATIONSBANK(Register Mark)
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                   PROSPECTUS
                       NATIONSBANC CAPITAL MARKETS, INC.
                                             , 1996

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. LIST OF EXHIBITS.

            1.1    Form of Underwriting Agreement for Debt Securities*
            1.2    Form of Underwriting Agreement for Preferred Stock*
            1.3    Form of Underwriting Agreement for Common Stock*
            1.4    Form of Distribution Agreement for Medium-Term Notes, incorporated herein by reference to
                   Exhibit 1.4 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-7229)
            4.1    Indenture dated as of January 1, 1995 between NationsBank Corporation and BankAmerica National
                   Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-57533)
            4.2    Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and
                   First Trust Bank of New York, as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on
                   Form S-3 (Registration No. 333-7229)
            4.3    Form of Senior Registered Note*
            4.4    Form of Senior Medium-Term Note (Fixed Rate)*
            4.5    Form of Senior Medium-Term Note (Floating Rate)*
            4.6    Indenture dated as of January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration
                   Statement on Form S-3 (Registration No. 33-57533)
            4.7    Form of Subordinated Registered Note*
            4.8    Form of Subordinated Medium-Term Note (Fixed Rate)*
            4.9    Form of Subordinated Medium-Term Note (Floating Rate)*
            4.10   Form of Certificate for Preferred Stock, incorporated herein by reference to Exhibit 4.6 of the
                   Registrant's Registration Statement on Form S-3 (Registration No. 33-54784)
            4.11   Form of Deposit Agreement, incorporated herein by reference to Exhibit 4.4 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-54784)
            4.12   Form of Depositary Receipt, incorporated herein by reference to Exhibit 4.5 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-54784)
            5.1    Opinion of Smith Helms Mulliss & Moore, L.L.P. regarding legality of securities being registered*
           12.1    Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
                   12(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996
                   (File No. 1-6523)
           12.2    Calculation of Ratios of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 1-6523)
           23.1    Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
           23.2    Consent of Price Waterhouse LLP*
           23.3    Consent of Ernst & Young LLP
           24.1    Power of Attorney*
           24.2    Certified Resolutions*
           25.1    Statement of Eligibility of Senior Trustee on Form T-1*
           25.2    Statement of Eligibility of Subordinated Trustee on Form T-1*
           99.1    Provisions of the North Carolina Business Corporation Act, as amended, relating to indemni-
                   fication of directors and officers, incorporated herein by reference to Exhibit 99.1 of the
                   Registrant's Registration Statement on Form S-3 (Registration No. 33-63097)


* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on December 19, 1996.

                                                 NATIONSBANK CORPORATION
                                                      (REGISTRANT)
                                         By:         *HUGH L. MCCOLL, JR.
                                                    HUGH L. MCCOLL, JR.
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                            TITLE                               DATE
                        *HUGH L. MCCOLL, JR.            Chairman of the Board, Chief Executive             December 19, 1996
                                                          Officer and Director (Principal
                (HUGH L. MCCOLL, JR.)                     Executive Officer)
                        *JAMES H. HANCE, JR.            Vice Chairman and Chief Financial Officer          December 19, 1996
                                                          (Principal Financial Officer)
                (JAMES H. HANCE, JR.)
                             *MARC D. OKEN              Executive Vice President                           December 19, 1996
                                                          and Chief Accounting Officer
                    (MARC D. OKEN)                        (Principal Accounting
                                                          Officer)
                           *RONALD W. ALLEN             Director                                           December 19, 1996
                  (RONALD W. ALLEN)
                           *RAY C. ANDERSON             Director                                           December 19, 1996
                  (RAY C. ANDERSON)
                       *WILLIAM M. BARNHARDT            Director                                           December 19, 1996
                (WILLIAM M. BARNHARDT)
                                                        Director                                                      , 1996
                  (THOMAS E. CAPPS)
                          *CHARLES W. COKER             Director                                           December 19, 1996
                  (CHARLES W. COKER)
                          *THOMAS G. COUSINS            Director                                           December 19, 1996
                 (THOMAS G. COUSINS)
                           *ALAN T. DICKSON             Director                                           December 19, 1996
                  (ALAN T. DICKSON)

                      SIGNATURE                                            TITLE                               DATE
                                                        Director                                                      , 1996
                 (W. FRANK DOWD, JR.)
                              *PAUL FULTON              Director                                           December 19, 1996
                    (PAUL FULTON)
                          *TIMOTHY L. GUZZLE            Director                                           December 19, 1996
                 (TIMOTHY L. GUZZLE)
                             *W. W. JOHNSON             Director                                           December 19, 1996
                   (W. W. JOHNSON)
                            *JOHN J. MURPHY             Director                                           December 19, 1996
                   (JOHN J. MURPHY)
                             *JOHN C. SLANE             Director                                           December 19, 1996
                   (JOHN C. SLANE)
                                                        Director                                                      , 1996
                (O. TEMPLE SLOAN, JR.)
                             *JOHN W. SNOW              Director                                           December 19, 1996
                    (JOHN W. SNOW)
                       *MEREDITH R. SPANGLER            Director                                           December 19, 1996
                (MEREDITH R. SPANGLER)
                          *ROBERT H. SPILMAN            Director                                           December 19, 1996
                 (ROBERT H. SPILMAN)
                           *RONALD TOWNSEND             Director                                           December 19, 1996
                  (RONALD TOWNSEND)
                         *E. CRAIG WALL, JR.            Director                                           December 19, 1996
                 (E. CRAIG WALL, JR.)
                            *JACKIE M. WARD             Director                                           December 19, 1996
                   (JACKIE M. WARD)
                         *VIRGIL R. WILLIAMS            Director                                           December 19, 1996
                 (VIRGIL R. WILLIAMS)
        *By: /s/              PAUL J. POLKING
          PAUL J. POLKING, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


            1.1    Form of Underwriting Agreement for Debt Securities*
            1.2    Form of Underwriting Agreement for Preferred Stock*
            1.3    Form of Underwriting Agreement for Common Stock*
            1.4    Form of Distribution Agreement for Medium-Term Notes, incorporated herein by reference to
                   Exhibit 1.4 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-7229)
            4.1    Indenture dated as of January 1, 1995 between NationsBank Corporation and BankAmerica National
                   Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-57533)
            4.2    Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and
                   First Trust Bank of New York, as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on
                   Form S-3 (Registration No. 333-7229)
            4.3    Form of Senior Registered Note*
            4.4    Form of Senior Medium-Term Note (Fixed Rate)*
            4.5    Form of Senior Medium-Term Note (Floating Rate)*
            4.6    Indenture dated as of January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration
                   Statement on Form S-3 (Registration No. 33-57533)
            4.7    Form of Subordinated Registered Note*
            4.8    Form of Subordinated Medium-Term Note (Fixed Rate)*
            4.9    Form of Subordinated Medium-Term Note (Floating Rate)*
            4.10   Form of Certificate for Preferred Stock, incorporated herein by reference to Exhibit 4.6 of the
                   Registrant's Registration Statement on Form S-3 (Registration No. 33-54784)
            4.11   Form of Deposit Agreement, incorporated herein by reference to Exhibit 4.4 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-54784)
            4.12   Form of Depositary Receipt, incorporated herein by reference to Exhibit 4.5 of the Registrant's
                   Registration Statement on Form S-3 (Registration No. 33-54784)
            5.1    Opinion of Smith Helms Mulliss & Moore, L.L.P. regarding legality of securities being registered*
           12.1    Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
                   12(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996
                   (File No. 1-6523)
           12.2    Calculation of Ratios of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 1-6523)
           23.1    Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
           23.2    Consent of Price Waterhouse LLP*
           23.3    Consent of Ernst & Young LLP
           24.1    Power of Attorney*
           24.2    Certified Resolutions*
           25.1    Statement of Eligibility of Senior Trustee on Form T-1*
           25.2    Statement of Eligibility of Subordinated Trustee on Form T-1*
           99.1    Provisions of the North Carolina Business Corporation Act, as amended, relating to indemni-
                   fication of directors and officers, incorporated herein by reference to Exhibit 99.1 of the
                   Registrant's Registration Statement on Form S-3 (Registration No. 33-63097)


* Previously filed.